Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on the Post-Effective Amendment #1 to Form S-1 on Form S-3 of Genius Brands International, Inc. of our report dated March 30, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Genius Brands International, Inc. for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

December 23, 2016

1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on the Amendment to Form S-1 on Form S-3 of Genius Brands International, Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Genius Brands International, Inc. for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah

December 23, 2016

2